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                                                                   Exhibit 10(f)

                        1994 TRW LONG-TERM INCENTIVE PLAN


               as amended and restated effective February 4, 1997


1. Purpose. The purpose of the 1994 TRW Long-Term Incentive Plan is to enhance the long-term profitability of TRW for the benefit of its shareholders by offering incentives to key employees of the Company, thus assisting in attracting, retaining and rewarding the performance of key personnel.

2. Definitions. In this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) Committee. A Committee of at least three Directors, appointed by the Directors from among their members to take action under this Plan. The Directors may appoint one or more persons as alternate members of the Committee, who may take the place of any absent member or members at any meeting of such Committee. The Directors may appoint a separate Committee consisting of three or more Directors to take action under the Plan with respect to Grants to Eligible Employees who are also Directors. Any Committee Members or Alternatives must be "Outside Directors" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, which section was adopted as part of the Omnibus Budget Reconciliation Act of 1993, and the related Conference Committee Report, or any successor provision.

         (b) Company and TRW. TRW Inc., an Ohio corporation, and its subsidiaries and affiliated companies.

         (c)      Directors.  The Directors of TRW Inc.

         (d) Eligible Employee. Any key employee of the Company, including employees who are also Directors.

         (e) Fair Market Value. Such value of a Share as reported for stock exchange transactions and determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

         (f) Grant. A grant made under the Plan by the Committee to an Eligible Employee in the form of an Option, Stock Appreciation Right, Performance Share, Other Stock-Based Grant or any combination of such Grants.

         (g) Option. A Grant made by the Committee in the form of an option to purchase Shares pursuant to Section 7.


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         (h)      Other Stock-Based Grant.  A Grant made pursuant to Section 10 that is valued in whole or in part by reference to, or is otherwise based on, Shares.

         (i) Participant. Any Eligible Employee of the Company to whom a Grant is made, including any former Eligible Employee who still holds a Grant.

         (j) Performance Period. The period specified by the terms of the Grant of a Performance Share during which specified performance criteria are to be measured.

         (k) Performance Share. A Share (or right related to Shares) granted pursuant to Section 9.

         (l)      Plan.  The 1994 TRW Long-Term Incentive Plan.

         (m) Share. A share of Common Stock of TRW issued and reacquired by TRW or previously authorized but unissued.

         (n) Stock Appreciation Right. A right granted by the Committee to an Eligible Employee (i) in conjunction with all or any part of any Option granted under the Plan which entitles the Participant, upon exercise of such right, to surrender such Option, or any part thereof, and to receive a payment equal to the excess of the Fair Market Value, on the date of such exercise, of the Shares covered by such Option, or part thereof, over the purchase price of such Shares pursuant to the Option (a Tandem Stock Appreciation Right) or (ii) separate and apart from any Option, which entitles the Participant, upon exercise of such right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such right from the date of grant of such right to the date on which the Participant exercises such right (a Freestanding Stock Appreciation Right). For purposes of Section 4, the number of Shares subject to the Grant of a Tandem Stock Appreciation Right and related Option shall only be the number of Shares subject to the Option. For a Freestanding Stock Appreciation Right, the number of Shares subject to the Grant shall be
                  (i) zero if such right is payable only in cash and (ii) the number of Shares designated in the right if such right is payable in Shares.

3. Plan Administration. The Committee shall determine in its sole discretion the Eligible Employees to whom Grants are to be made, the number of Options, Stock Appreciation Rights, Performance Shares, or other Stock-Based Grants to be subject to each Grant and the terms and conditions of each Grant and of any amendments to such Grants, which need not be the same with respect to each Participant. The Committee shall administer the Plan, and its decisions and interpretations with respect to the Plan shall be final and conclusive. The Committee may act by



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         act by resolution, through the adoption of regulations or in any other manner permitted by law.

4. Grants Available. The aggregate of (a) the number of outstanding Shares delivered by the Company in payment and upon exercise of Grants and (b) the number of Shares subject to outstanding Grants under which Shares may be issued under the Plan shall not exceed 3,145,000 Shares at any one time, subject to adjustments authorized by Section 6 of the Plan. Consistent with the foregoing limitations, the following Shares shall be available for future Grants: (i) Shares subject to a Grant to the extent such Grant has expired or is surrendered, canceled or terminated and (ii) Shares issued pursuant to a Grant if such Shares are surrendered or forfeited to the Company. Shares available for Grants may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

5. Transfer. No Grant may be assigned, pledged or transferred other than by will or by the laws of descent and distribution, unless otherwise provided in any Grant agreement approved by the Committee.

6. Adjustments. The Committee may make or provide for such adjustments in the number or kind of Shares or other securities available for or covered by Grants, and the purchase price per Share, if any, under such Grants, as the Committee, in its sole discretion, may determine is equitably required as the result of (a) any change in the number or kind of outstanding Shares or of other securities into which such Shares shall have been changed or for which they shall have been exchanged, (b) any reorganization or change in the capital structure of TRW, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

7. Options. Options may be granted by the Committee from time to time to any Eligible Employee as incentive stock options (as defined in Section 422A of the Internal Revenue Code or any successor provision) or nonqualified stock options, to purchase Shares on terms and conditions determined by the Committee, including the following:

         (a) The purchase price shall be not less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

         (b)      Each Option may provide for related Stock Appreciation Rights.

         (c) The Committee shall, in its sole discretion, determine the form of consideration (including, without limitation, cash, Shares or other securities or other property, or any combination thereof) which may be accepted in payment of the purchase price of any Option or portion thereof. The value of any Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.


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         (d)      The maximum number of shares underlying Options that may be granted to any Eligible Employee under the Plan during any four calendar year period is 500,000, subject to the adjustments authorized by Section 6 of the Plan.

8.       Stock Appreciation Rights.

         (a) The Committee may grant to any Eligible Employee Tandem Stock Appreciation Rights either at the time of grant of an Option or at any time thereafter during the term of an Option on terms and conditions determined by the Committee.

         (b) The Committee may grant, from time to time to any Eligible Employee, Freestanding Stock Appreciation Rights on terms and conditions determined by the Committee.

         (c) The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Committee may determine.

9. Performance Shares. The committee may grant, from time to time to any Eligible Employee, Performance Shares, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee and specified in the Grant. The performance criteria to be achieved during any Performance Period, the formula for valuing the Grant, if any, the maximum value, if any, and the length of the Performance Period shall be determined by the Committee and specified in the Grant. The terms and conditions of Grants of Performance Shares shall be determined by the Committee.

         Performance Shares may be paid in Shares or other consideration related to Shares as determined by the Committee. The extent to which performance criteria have been achieved shall be conclusively determined by the Committee. Performance Shares may be payable in a single payment or in installments as specified by the Grant and may be payable upon attaining performance criteria or deferred to such later date or dates as are determined by the Committee and specified by the Grant.

10. Other Stock-Based Grants. The Committee may grant, from time to time to any Eligible Employee, Other Stock-Based Grants, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee and specified in the Grant. Such Grants may include restricted shares but only to the extent that such restricted shares have performance-related criteria to payout. The Committee may specify such criteria or periods or goals for payment to the Participant as it shall determine and the extent to which such criteria or periods or goals have been met shall be conclusively


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         determined by the Committee. Other Stock-Based Grants may
         be paid in Shares, or other consideration related to Shares, in a single payment or in installments as specified by the Grant and may be payable on such dates as determined by the committee and specified by the Grant. The terms and conditions of Other Stock-Based Grants shall be determined by the Committee.

11. Amendments to the Plan. The Committee may from time to time amend this Plan, or any provision hereof, as permitted by applicable law, rule or regulation; provided, however, that except for adjustments under
         Section 6 above, shareholder approval is required to amend the Plan to:

         (a) increase the maximum number of Shares that may be issued under the Plan; or

         (b) grant Options at a purchase price below Fair Market Value on the date of grant.

12. Amendments to Outstanding Grants. The Committee shall have the authority to amend any terms and conditions applicable to outstanding Grants, provided that no amendment shall contain terms and conditions inconsistent with the provisions of this Plan and provided further that, except for adjustments under Section 6 above, no such action shall cancel or modify in a manner adverse to the Participant a Grant theretofore made except as provided for or contemplated in the terms of the Grant or as approved by the Participant.

13. Withholding Taxes. TRW shall have the right to deduct from any cash payment made under this Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of TRW to deliver Shares or securities of TRW upon exercise of an Option or Stock Appreciation Right, upon delivery of Performance Shares or upon exercise or settlement of any Other Stock-Based Grant under this Plan, that the Participant pay to TRW such amount as may be requested by TRW for the purpose of satisfying any liability for such withholding taxes. Any Option, Stock Appreciation Right, Performance Share or Other Stock-Based Grant under the Plan may provide that the Participant may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in Shares.